Exhibit 10.9

MANUFACTURING SERVICES FRAMEWORK AGREEMENT

Between the undersigned

INTERMEC TECHNOLOGIES CORPORATION

and

VENTURE CORPORATION LIMITED

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

MANUFACTURING SERVICES FRAMEWORK AGREEMENT

This Manufacturing Services Framework Agreement is effective as of November 1, 2008 (“Effective Date”) and is made by and between Intermec Technologies Corporation and its Affiliates, with offices at 6001 36th Avenue West, Everett, Washington 98203 USA ("Intermec”), and Venture Corporation Limited and its Affiliates, with offices at 5006 Ang Mo Kio Avenue 5 #05-01/12, Techplace II, Singapore 569873 ("Venture").  Intermec and Venture are referred to either individually as a "Party” or together as the “Parties”.

WHEREAS, Venture provides design, engineering and manufacturing services for electronic products and devices;

WHEREAS, Venture wishes to sell to Intermec and Intermec wishes to purchase, manufacturing and engineering services for certain electronic products and devices on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms have the meanings set forth in Exhibit A.

ARTICLE 2 – PURPOSE AND TERM

2.1           The purpose of this Agreement is to set forth the terms and conditions under which Venture will provide Services which may, from time to time, be ordered by Intermec during the Term.

2.2           This Agreement will remain in effect from the Effective Date through December 31, 2011 unless earlier terminated as provided herein (the “Term”).  Intermec may, at its discretion, extend the Term for two additional one-year periods upon written notice to Venture at least ninety (90) days prior to the expiration of the Term or any anniversary thereafter while the Agreement is still in effect.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

ARTICLE 3 – SCOPE AND PRECEDENCE

3.1           This Agreement applies to Existing Products only.  If the Parties wish to make similar arrangements with respect to New Products, those arrangements will be documented in a new Schedule to this Agreement.  New Product pricing will be negotiated on a case-by-case basis.  If both Parties agree, New Products will be incremental in the calendar year following their introduction to the marketplace and will be included in mutually-agreed aggregate spending and cost savings.

3.2           This Agreement does not constitute a Purchase Order or create any obligation for Intermec to issue any Purchase Orders.  Intermec commits to purchase Products exclusively from Venture unless this Agreement is otherwise terminated or expired.

3.3           Forecasts are for Venture’s planning purposes only and do not constitute Purchase Orders or create any obligation for Intermec to issue any Purchase Orders.

3.4           No Service may be supplied by Venture without a corresponding Purchase Order from Intermec.

3.5           If special or additional terms and conditions are necessary or appropriate with respect to a Product or Service, those special or additional terms and conditions will be set forth in a new Schedule to this Agreement.

3.6           No Schedule to this Agreement will have any force or effect unless signed by an authorized representative of each Party.

3.7           Unless a Schedule expressly provides otherwise, terms and conditions contained in that Schedule govern the subject matter of that Schedule and override conflicting terms and conditions in this Agreement with respect to the subject matter of that Schedule.

3.8           Unless a Schedule expressly provides otherwise, terms and conditions contained in that Schedule apply only to the subject matter of that Schedule and do not alter or amend any terms or conditions of this Agreement which are consistent with such Schedule.

3.9           This Agreement replaces and supersedes the Manufacturing Services Agreement between Intermec and Venture dated as of September 30, 2002.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

ARTICLE 4 – PROGRAM AND PROJECT MANAGEMENT

4.1           To facilitate the efficient and cost-effective administration of this Agreement, the Parties will make a good faith effort to develop, agree upon, implement and make appropriate adjustments in KPIs, ROEs and Customer Need Dates.

4.2           Each Party will also each appoint program and project management teams.  Those teams will meet at least monthly to review the ROEs, review progress against the KPIs and Customer Need Dates and to address issues in a timely, cost-effective and efficient manner.

4.3           Each Party will make a commercially reasonable effort to provide sufficient qualified labor and other resources to fulfill its obligations under and the overall purpose of this Agreement.

ARTICLE 5 – TRANSITIONAL ARRANGEMENTS

5.1           Venture agrees to purchase active and good quality inventory (on a BOM) until Intermec's stock is exhausted or until Intermec directs Venture to purchase material directly from the supplier.  Any objection to the quality of goods must be made according to Intermec’s standard return material authorization process or alternate process as defined and agreed in the ROEs.  Failure to object to the quality of inventory purchased in the manner set forth in the ROEs will be grounds for rejecting a return credit claim.  Inventory purchased from Intermec will be purchased to initially support [*** Redacted] Products in the Forecast.  Venture will pay Intermec for the inventory [*** Redacted].  Intermec will invoice for the inventory upon shipment to Venture.  Venture will pay such invoices according to the terms of this Agreement. Intermec will be liable for any obsolete or poor quality materials in the inventory sold by Intermec to Venture.

5.2           If the parties mutually agree to change the location of manufacture of Products, Intermec will provide qualification support for the new location.  Prior to such a transfer, the Parties will mutually agree in writing on the allocation of costs related to the transfer.  Intermec will use its best efforts to support the transfer of the manufacturing of Products [*** Redacted] with the exception of Products to be sold [*** Redacted].

5.3           During the First Year, Intermec will pay up to [*** Redacted] per month in freight costs for certain Components to be selected by mutual agreement of the Parties.  Venture will lead the [*** Redacted] effort for these Components and Intermec will use its best efforts to support that [*** Redacted] effort.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

ARTICLE 6 – BASELINE PRICES

6.1           On or before December 1, 2008, Intermec will prepare a BOM for each Product.  The final decision about the content of a BOM is Intermec’s decision but Intermec will consult in good faith with Venture before finalizing a BOM.  Once a BOM has been established, no changes may be made to the BOM without Intermec’s prior written consent.  Venture will maintain an updated version of the BOM for each Product and will provide such BOM’s to Intermec upon request.

6.2 On or before December 10, 2008, Venture and Intermec will finalize the Baseline Unit Price for each Product.  “Baseline Unit Price” means the [*** Redacted].  For avoidance of doubt, the Baseline Unit Prices for Products moved to Venture before [*** Redacted].  The final decision on Baseline Unit Prices is Intermec’s decision but Intermec will consult in good faith with Venture before finalizing a Baseline Unit Price.  Once a Baseline Unit Price has been established, no changes may be made in the Baseline Unit Price without mutual agreement.

6.3           On or before December 15, 2008, Intermec will provide Venture with the Baseline Forecast and will determine and inform Venture of the Baseline Unit Price for each Product.

6.4           The Baseline Product Spend will be equal to the [*** Redacted].

6.5           The Baseline Aggregate Spend will be [*** Redacted].  Once the Baseline Aggregate Spend has been established, no changes may be made in the Baseline Aggregate Spend without mutual agreement.

ARTICLE 7 – FIRST YEAR [*** Redacted]
7.1           On or before December 15, 2008, Venture will issue a quote for each Product. Each such quote will include the BOM listing all material costs. If Intermec has accepted or failed to reject the quote within thirty (30) days of receipt, the quote will be deemed accepted as the “First Year Unit Price.”

7.2           The “First Year Product Spend” will be equal to the [*** Redacted].

7.3           The “First Year Aggregate Spend” will be the [*** Redacted].

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

7.4           The “First Year Aggregate Spend” will be [*** Redacted]. Both Intermec and Venture will work together and agree on the [*** Redacted] by December 15, 2008.

7.5           The total per unit prices set forth in the quotes described in paragraph 7.2 will apply [*** Redacted] unless the Parties mutually agree otherwise.

ARTICLE 8 – SECOND YEAR [*** Redacted]
8.1           On or before December 15, 2009, Venture will issue a quote for each Product. Each such quote will include the BOM listing all material costs..  If Intermec has accepted or failed to reject the quote described above within thirty (30) days of receipt, the quote will be deemed accepted as the “Second Year Unit Price.”

8.2           The “Second Year Product Spend” will be [*** Redacted].

8.3           The “Second Year Baseline Spend” will be the [*** Redacted].

8.4           The “Second Year Aggregate Spend” will be [*** Redacted].

8.5           The total per unit prices set forth in the quotes described in paragraph 8.2 will apply [*** Redacted] unless the Parties mutually agree otherwise.

ARTICLE 9 – THIRD YEAR [*** Redacted]
9.1           On or before December 15, 2010, Venture will issue a quote for each Product. Each such quote will include the BOM listing all material costs..  If Intermec has accepted or failed to reject the quote described above within thirty (30) days of receipt, the quote will be deemed accepted as the “Third Year Unit Price.”

9.2           The “Third Year Product Spend” will be [*** Redacted].

9.3           The “Third Year Baseline Spend” will be the sum [*** Redacted].

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

9.4           The “Third Year Aggregate Spend” will be [*** Redacted].

9.5           The total per unit prices set forth in the quotes described in paragraph 9.1 will apply [*** Redacted], unless the Parties mutually agree otherwise.

ARTICLE 10 – [*** Redacted]
10.1           To achieve [*** Redacted], Venture and Intermec will jointly negotiate with [*** Redacted]  and [*** Redacted].

10.2           To achieve [*** Redacted], Venture and Intermec will jointly also negotiate [*** Redacted] and [*** Redacted].

10.3           The final decision on the release of new ECNs to achieve [*** Redacted] is Intermec’s decision but Intermec will consult in good faith with Venture on such decisions.

ARTICLE 11 – VALUE ENGINEERING EFFORTS
11.1           The Parties will use their best efforts to expand [*** Redacted] through joint Value Engineering efforts [*** Redacted].  Intermec will [*** Redacted] the joint Value Engineering efforts on terms and conditions to be mutually agreed in new Schedules to this Agreement.  Venture will provide dedicated Value Engineering resources for the joint Value Engineering efforts on terms and conditions to be mutually agreed in new Schedules to this Agreement.  Unless the Parties expressly agree otherwise, Value Engineering will not include [*** Redacted].

11.2           Venture’s estimated [*** Redacted] due to joint Value Engineering efforts will be [*** Redacted].

11.3           The final decision on the release of new ECNs related to joint Value Engineering efforts is Intermec’s decision but Intermec will consult in good faith with Venture on such decisions.

11.4           Any [*** Redacted] achieved through joint Value Engineering efforts will be reflected in all subsequent [*** Redacted].

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

11.5           For avoidance of doubt, the [*** Redacted] pursuant to this Article 11 [*** Redacted] and are not to be considered [*** Redacted].

ARTICLE 12 – [*** Redacted]
12.1           Throughout the Term, the Parties will use their best efforts to [*** Redacted].  The Parties will also take the appropriate steps to exploit those opportunities as quickly as possible.

12.2           Each Party will bear its own costs with respect to the efforts described in paragraph 12.1 unless they expressly agree otherwise in a new Schedule to this Agreement.

12.3           Venture’s estimated [*** Redacted] due to the efforts described in paragraph 12.1 will be mutually identified, quantified and agreed on a quarterly basis.  [*** Redacted] for the Products resulting from the efforts described in paragraph 12.1 whether [*** Redacted].

12.4           For avoidance of doubt, [*** Redacted] pursuant to this Article 12 are [*** Redacted] are not to be considered when determining whether the [*** Redacted].

ARTICLE 13 – FORECASTS, INVENTORY AND TOOLING

13.1           Venture will use the Forecasts and Purchase Orders to plan its Component purchases and other operations so that it can manufacture and deliver the types and quantities of Products at the times specified in the Forecasts and consistent with the Lead Time and the Customer Need Date. Venture will purchase additional Components if instructed to do so by Intermec in writing in order to address special market or customer situations.

13.2           Intermec and Venture will review Venture's Component and Product inventory on a monthly basis and mutually determine what portion of that inventory constitutes Slow Moving Inventory, if any.  "Slow Moving Inventory" means Components and Products that are [*** Redacted].  In accordance with Article 20.1, Venture will invoice Intermec for and Intermec will pay a monthly carrying cost of [*** Redacted].

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

The carrying cost rate on Slow Moving Inventory will be reviewed by the Parties every six (6) months after the Effective Date and may be changed if both Parties agree that it is necessary or appropriate to do so.

13.3           Intermec and Venture will review Venture's Slow Moving Inventory, if any, on a monthly basis and mutually determine what portion of that inventory constitutes Obsolete Inventory, if any. "Obsolete Inventory" means Components or Products in Venture's inventory that have no future demand based on the current Forecast.  On terms and conditions to be mutually agreed by the Parties, [*** Redacted] that has been previously identified by the Parties as [*** Redacted] during a monthly review.

13.4           Intermec will use is its best efforts to promptly notify Venture when Intermec believes that it will be necessary or appropriate to discontinue a Product or Component.  In those cases, Venture will use its best efforts to eliminate or reduce its purchase of Components or eliminate or reduce its manufacture of Products or re-direct Components or Products that would otherwise become Slow Moving Inventory or Obsolete Inventory.

13.5           For avoidance of doubt, [*** Redacted] will be financially responsible for the [*** Redacted]  that has been classified as [*** Redacted] in accordance with Article 13.2 and for inventory that has been classified as [*** Redacted] in accordance with Article 13.2 .

13.6           Parties may mutually agree in writing that certain inventory will be treated as consignment inventory.  Any inventory so designated will be Intermec property until such a time as Venture utilizes the inventory in the production of Products. Venture will be solely responsible for shrinkage and risk of loss while the consignment inventory is physically located in a Venture facility or another Venture- designated location.  Consignment inventory will not be included as Slow Moving Inventory.  Consignment inventory will become Venture’s inventory upon submission of that inventory to the manufacturing line.  Venture will notify Intermec immediately after conversion of consignment inventory to Venture inventory.

13.7           All drawings, specifications, tools, dies, jigs, fixtures, patterns or other equipment or technical information supplied by or on behalf of Intermec or prepared or fabricated by Venture (under Intermec Purchase Orders) specifically in connection with the performance of this Agreement (hereinafter "Property") will remain Intermec’s Property. Venture will not use such Property for any purpose other than in the manufacture of Product for Intermec without Intermec’s prior written consent.  Upon Intermec’s request, the Property and all copies of it will be returned to Intermec at Intermec’s expense. Venture will maintain all Intermec Property per Intermec’s or manufacturer’s recommendations.  Any property taxes on the Property will be paid by Venture.  Upon termination or expiration of this

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Agreement, the Property will be returned to Intermec in the same condition as received, except for ordinary wear and tear, unless otherwise agreed to by the Parties.  Venture will not modify any custom equipment or related software without the prior written consent of Intermec.  Intermec reserves the right to inspect any Intermec-owned equipment at any time but with advance notice to Venture.

ARTICLE 14 – PURCHASE ORDERS, RESCHEDULES, CANCELLATIONS

14.1           Purchase Orders may be placed by any Intermec OE.  Each Purchase Order issued by Intermec to Venture for Products will reference this Agreement and the relevant quote(s) and will identify the Intermec OE. The Purchase Order will also include (i) the name and part number of the Product being ordered, (ii) the number of units of the Product being ordered, (iii) the Delivery Date, (iv) the Ship To Information, (v) the Shipping Information, (vi) the Bill To Information and (vii) any other information reasonably required for Venture to process the Purchase Order in a timely manner.

14.2           For Purchase Orders within the Forecast and consistent with the Lead Time and the Customer Need Date, Venture will send an acknowledgment to Intermec [*** Redacted] after receiving a Purchase Order.  For other orders, [*** Redacted] after receiving a Purchase Order, Venture will send an acknowledgement to Intermec.  The acknowledgement will either accept or reject the Purchase Order and, in the case of a rejection, provide the reasons for the rejection.  Notwithstanding the foregoing, Venture will not be entitled to reject any Purchase Order if (i) the Product quantity specified in that Purchase Order is consistent with Intermec's most recent Forecast and (ii) the Delivery Date is consistent with the Lead Time and the Customer Need Date.  If Venture fails to acknowledge a Purchase Order as provided in this paragraph, the Purchase Order is deemed to have been accepted by Venture.

14.3           An Intermec OE may change the Delivery Date on an Open Purchase Order at no additional cost to the Intermec OE as long as the change is within the parameters set forth in the following table:

[*** Redacted]	[*** Redacted]
[*** Redacted]	[*** Redacted]
[*** Redacted]	[*** Redacted]
[*** Redacted]	[*** Redacted]
[*** Redacted]	[*** Redacted]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

14.4           If a Purchase Order is not consistent with Intermec’s most recent Rolling Forecast,  the Lead Time or the Customer Need Date or if a change in the Delivery Date on an Open Purchase Order exceeds the parameters set forth in the table set forth in paragraph 14.3, the Parties will determine whether any special charges are appropriate and, if so, agree on the amount of those charges in writing before the Purchase Order is processed or the change is implemented.

14.5           At no additional cost, an Intermec OE may cancel any Open Purchase Order upon written notice to Venture [*** Redacted] prior to the date on which Venture delivers the Products covered by that Purchase Order to a transportation firm.

14.6           The Parties may agree in writing that the reschedule and cancellation policy and/or Lead Times do not apply to a particular customer, Purchase Order or delivery.

ARTICLE 15 – QUALITY ASSURANCE
15.1           Venture will maintain a documented quality control system acceptable to Intermec, which will assure that all materials and services conform to the Specifications whether Venture manufactures or procures the materials or performs the services directly or indirectly.  Venture will perform all inspections and tests required to substantiate conformance to the Specifications and Purchase Order requirements.  Intermec may assist with the creation of test or inspection criteria or may require specific test or inspection criteria for particular Products.  The test and inspection criteria provided by Intermec are not exclusive.  Test and inspection criteria will be made available by Venture to Intermec upon request. Venture remains solely responsible for material, and workmanship, for the manufacturing process and composition of the Components, including documentation required to certify compliance with environmental or other regulations for any Product which Venture designed or co-designed.  For any Product not designed or co-designed by Venture, Venture will promptly provide certification in whatever form requested by Intermec which states that Venture’s products, material and workmanship meet the Specifications provided by Intermec and that the Products meet the standards for manufacturing processes or Component composition to the extent the Specifications reflect those standards.

15.2           Venture will achieve a [*** Redacted] first pass yield against the Specification and a [*** Redacted] final audit yield.

15.3           Sampling inspection methodology may be used to determine the acceptability of Product shipments.  Intermec reserves the right to reject all or any part of any order which is initially accepted based on a sample inspection methodology if defects are discovered after initial acceptance.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

15.4           Intermec may require design acceptance inspection and test results at any time upon reasonable notice to Venture.  Provision, acceptance or approval of such design acceptance inspection and test results by Intermec does not relieve Venture of its obligations under any other provision of this Agreement.

15.5           A Purchase Order for New Products may require a first article to be submitted.  Venture will provide appropriate test and inspection results with each first article submitted which verify compliance to or achievement of Intermec’s Specification for the Product.  Initial samples and additional first article test and inspection results will be required if Venture produces a Product at a new location.  Formal first article submissions by Venture must reflect fully-released Products.  By signing any first article document, Intermec will only be agreeing that the first article meets design and functional Specifications; no other interpretation is permissible.  Venture remains fully liable for the workmanship and quality compliance of all material used to manufacture the Product.  Venture also remains solely responsible for compliance with regulations regarding the manufacturing facilities in which Products are to be manufactured and also for obtaining certifications of compliance with those regulations.  Promptly after receiving a request from Intermec, Venture will provide Intermec with certifications stating that the Products and Venture’s workmanship meet the regulations regarding manufacturing facilities in which the Products are to be manufactured.

15.6           With prior notification, Venture will allow Intermec escorted access to the location where the Products are being manufactured and the manufacturing lines and Components necessary to manufacture the Products.  Venture will allow Intermec’s designee with Venture escorts to inspect work being performed under this Agreement.  Such inspection by an Intermec designee may include manufacturing facilities, work environment and conditions and Components being used by Venture.  Access and inspections by Intermec and its designees will be subject to the terms of the NDAs between the Parties.

15.7           Venture will be responsible for providing real time test and inspection information via the IQN or other mutually agreed system at Venture’s sole expense.

ARTICLE 16 - EPIDEMIC FAILURE
16.1           Venture will be solely responsible for remedying any epidemic failure of Product supplied due to materials or workmanship under this Agreement.  Any type of failure, whether functional, cosmetic, mechanical, packaging, labelling and documenting can constitute an “Epidemic Failure” and will exist when one or more of the following occurs:

(i)	A potential safety hazard exists in the Product as a direct result of Venture’s manufacturing process, workmanship, material or failure to conform to the Specifications.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

(ii)	The failure rate at Intermec, Intermec’s customers or an individual Intermec customer [*** Redacted] due to the same or similar failure mode.
(iii)	Dead on arrival rates [*** Redacted] of the specific product model based on the previous three (3) months combined actual shipments of the Product.
(iv)
More than [*** Redacted] of the product family are denied entry into a single country over a [*** Redacted] due to non-compliance with local regulation or the documents required to support an assertion of compliance.

16.2           Venture will present a corrective action plan in writing to Intermec within five (5) days after being notified that an Epidemic Failure has occurred.  The plan must include arrangements to ensure that Intermec’s customers will be able to use or receive the Products (either through corrective action or replacement of affected Products) within a mutually satisfactory time frame.

16.3           Venture will facilitate source inspections by Intermec and its designees.  Intermec will provide reasonable notice of source inspections when possible.  With advance notice, Intermec will have the right to require, schedule and perform quality audits of Venture or any of Venture’s suppliers or subcontractor.

ARTICLE 17 - PACKAGING
Venture will provide outer box packaging of the necessary quality, construction and strength to prevent damage in transit as approved by Intermec in writing. All costs associated with packaging will be included in the cost of the Product quoted by Venture.  The Parties will work together to reduce the environmental impact of packaging.

ARTICLE 18 – COMPLIANCE, INSURANCE AND DISASTER RECOVERY

18.1           Venture warrants and covenants that its activities in connection with this Agreement will comply with the laws and regulations of jurisdictions in which those activities occur.  The parties agree to abide by the principles embodied in the UN Global Compact to the extent no conflict exists with local law.

18.2           Venture will, at its own cost and expense, obtain and maintain in full force and effect, with sound and reputable insurers during the term of this Agreement, the following insurance coverage:

(i) Workers’ Compensation as required by the law of the country of hire;

(ii) Commercial General Liability insurance against all hazards including coverage for blanket contractual liability and products and completed operations with a minimum limit of liability for personal injury, including death resulting therefrom, on an occurrence basis of

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

[*** Redacted] in the aggregate, and with a minimum limit of liability for property damage on an occurrence basis of [*** Redacted] in the aggregate; and

(iii) Automobile Liability insurance against liability arising from the ownership, maintenance or use of all owned, non-owned and hired automobiles and trucks with a minimum combined limit of liability of [*** Redacted];

(iv) Intermec will be named as additional insured on the Commercial General Liability  and Automobile Liability policies;

(v) Property Insurance against loss or damage to any Intermec property in Venture’s care, custody and control, including but not limited to tooling, Products and Components with limits no less than the replacement cost value of Intermec property at the time of the loss;

(vi) Intermec will be named as Loss Payee on the Property Insurance policy; and

(vii) Professional Errors and Omissions policy with a minimum limit of liability of [*** Redacted].

18.3           All of the insurance policies described in Article 18.2 will contain a waiver of subrogation in favor of Intermec, its Affiliates and their respective agents.

18.4           Venture will provide to Intermec certificates of insurance upon commencement of this Agreement, and annually thereafter, evidencing such policies are in full force and effect.

18.5           The minimum limits of insurance coverage required by this Agreement will in no way limit or diminish Venture’s liability or obligations under this Agreement.

18.6           Venture will submit its written disaster recovery plan to Intermec for review on or before January 1, 2009.  Venture will update the written disaster recovery plan at least once each calendar year thereafter and provide such updated disaster recovery plan to Intermec for review.  In the event that it is necessary for Venture to implement its disaster recovery plan, Intermec will receive priority implementation status which will include the right to determine the timing for any required transition.  Parties may mutually agree to changes to Venture’s disaster recovery plan to mitigate risks to Intermec’s business.

ARTICLE 19 –   SHIPPING, DELIVERY, ACCEPTANCE

19.1           Venture will ship Products in accordance with the Shipping Information set forth in the Purchase Orders for those Products.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

19.2           Except for Force Majeure Events, Venture commits to achieve [*** Redacted] on-time delivery of Products as measured against Customer Need Dates.

19.3           Venture will ship all Products in accordance with the ROE, Intermec’s Routing Guidelines, Intermec’s ISO procedures and the country-of-origin marking requirements of the laws and regulations applicable at the Delivery Location.

19.4           Intermec and its customers will have [*** Redacted] after receipt of each shipment of Products to inspect them (according to Intermec’s requirements) for acceptance or rejection (the “Acceptance Period”).  Products that are not rejected during the Acceptance Period are deemed to be accepted.  Products that are rejected during that period will be handled in accordance with Article 21.

ARTICLE 20 – INVOICES, PAYMENTS AND GUARANTIES

20.1           Venture will issue invoices for Products to the Person identified in the Bill To Information set forth in Intermec’s Purchase Orders.  Venture will issue invoices for any carrying cost on Slow Moving Inventory or on Obsolete Inventory to Intermec on a monthly basis.

20.2           Venture’s invoices will contain the information reasonably requested by the Intermec OE, including but not limited to the information which the Intermec OE requires to provide its customers with accurate and detailed invoices.

20.3           All invoices issued pursuant to this Agreement will state the amount payable in U.S. Dollars.  All payments due on valid invoices issued pursuant to this Agreement will be made in U.S. Dollars no later than [*** Redacted] after the date of the invoice.  In the event of a dispute about an Intermec or Venture invoice, the undisputed portion (if any) will be paid within the [*** Redacted] period specified above and the balance will be paid within [*** Redacted] after the dispute has been resolved.

20.4           Intermec will guaranty the financial obligations incurred by other Intermec OEs by executing and delivering to Venture the Guaranty attached hereto as Exhibit B within ten (10) days after the Effective Date.

ARTICLE 21 – PRODUCT WARRANTY

21.1           Venture represents and warrants that all Products delivered under this Agreement will conform with the Specifications, Purchase Order and industry quality standards and be free from defects in material and workmanship.  Venture’s warranty will be effective for the period of [*** Redacted] from the date of shipment (“Warranty Period”) and will be enforceable by Intermec OEs, their customers,

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Intermec’s OEs and any subsequent owner or operator of the Products.  Venture’s warranty on any repaired or replaced Product will be the longer of the balance of the Warranty Period or [*** Redacted] after the repair or replacement.

21.2           During the Warranty Period, if the defect is found to be due to material or workmanship, Venture will be required, at its own expense and risk to perform or have the following actions performed by a third party:

(i)  Look for the cause of any defect, imperfection or inadequacy in the Product;

(ii) Repair or, at its discretion, to exchange defective Product [*** Redacted];

(iii) Ship the repaired or exchanged Product to the Intermec OE or its customer [*** Redacted];

(iv) If the Product is not returned within the time required by this provision, Venture will issue a credit memo to Intermec or the Intermec OE for the defective Product;

(v) Notwithstanding the foregoing, the parties may mutually agree that return, repair or replacement of any defective or inadequate product is not cost-effective.  In that event, the parties may mutually agree on an alternate method of compensation, recycle or disposal of the affected Products.

21.3           If the defects of the Products are discovered within the Acceptance Period, Venture will be responsible for the two-way shipping cost and expense for repair or replacement if the Defect is resulting from workmanship or materials during this period.  The Intermec OE will use Venture’s return material authorization (“RMA”) process for the return of Products during the Acceptance Period. If the defects of the Products will be found within Warranty Period, rather than in Acceptance Period, the Intermec OE will be liable for the transportation, insurance and other costs of shipping the defective Products for repair or replacement, and Venture will be liable for shipping cost and expense of shipping the repaired or exchanged Products to the Intermec OE, its customer or a subsequent owner or operator of the Product.  If Venture alters its RMA process, it will provide Intermec with at least thirty (30) days’ advance notice of that change.

21.4           If the number of no-trouble-found (“NTF”) Products exceeds [*** Redacted] of all Products returned in a particular quarter, Venture will have the right to charge the Intermec OE for the transportation costs relating to such NTF Products and any reasonable labor and material costs Venture may have incurred.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

21.5           Notwithstanding the foregoing, Venture will have no warranty obligation with respect to any Product to the extent the defect in the Product was caused by:

(i) ordinary wear of the Product or its Components;

(ii) incorrect or improper use or installation of the Product, including, by way of example not limitation, failure to use the product in conformity with the Specifications or the use and maintenance instructions described in the user manual accompanying the Product;

(iii) accident or natural causes beyond Venture’s control;

(iv) repairs or modifications carried out without Venture’s authorization by any party other than Venture or Intermec;

(v) modifications carried out without Venture’s authorization with a view to bringing the Product into conformity with local or national technical conditions in countries for which the Product was not originally designed;

(vii) any defect in the design of the Product if the design was created by a party other than Venture.

21.6           If, after the acceptance of a Product but prior to the expiration of the applicable Warranty Period, Intermec engages a third party to perform any functional test with respect to the Product, and if the third party recommends minor modifications or repairs be made to the Product to successfully pass the functional test, then (i) Intermec will cause the third party to communicate its recommendations to Venture, (ii) Venture will approve the minor modifications or repairs, and (iii) Venture's warranty obligation with respect to the Product will not be affected thereby.   The same procedures will apply if Intermec performs any functional test with respect to the Product and recommends minor modifications or repairs to the Product to successfully pass the functional test. Any recommendations by third party must be approved by Intermec prior to being adopted into the manufacturing process or any changes made to the components.

21.7           In the case of Products returned to Venture for repair or replacement after the Warranty Period, the repair services or replacement will be billed to the Intermec OE at mutually agreed upon rates.

ARTICLE 22 – END-OF-LIFE PRODUCTS

22.1           With [*** Redacted] prior written notice to Venture, Intermec will have the right to make the end-of-life decision for their Products at which point Intermec’s volume requirement for Product will cease (“Product EOL”).

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

22.2           Upon notification of a Product EOL, the Parties will mutually agree on a phase down plan, including the management of all inventory of that Product.  Intermec will be responsible for any Obsolete Inventory at the end of the phase down plan, provided that Venture uses its best efforts to mitigate losses with generally accepted purchasing practices, including without limitation, returning Components to suppliers and using Components in other parts of Venture’s business (“Mitigation Efforts”). Venture will have the right to invoice Intermec for the then Obsolete Inventory and Intermec will work with Venture to determine the appropriate disposition of such Obsolete Inventory.

ARTICLE 23 – COMPONENT END-OF-LIFE

23.1           Venture is responsible for monitoring and reporting the ongoing availability of all Components utilized in the Products.  Venture will make reasonable efforts to provide written notification to Intermec [*** Redacted] in advance of the date on which a Component will no longer be commercially available for purchase (“Component EOL“) or, in any event, promptly when such information is made known by the Component vendor.  After receipt of such notice, Intermec may place, and Venture will be obligated to procure, a last time buy.  Intermec will authorize last time buys via a separate Purchase Order.

23.2           In the event of a Component EOL, Venture may submit a part substitution ECN.  All part substitutions must be approved by Intermec in writing prior to implementation.

ARTICLE 24 – SOFTWARE

24.1           As an installer of [*** Redacted], Venture will comply with the obligations set forth in the most current [*** Redacted] in the Repository.

24.2           The Parties may mutually agree that Venture will install additional third party software.  In the event that any software licensor to Intermec requires the flow down of obligations to Venture, Intermec will document such obligations and post the document to the Repository.  Notification will be deemed acceptance by Venture of the flow down obligations.

24.3           Venture will adhere to the reporting, tracking and security requirements of any third party software licensor.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

24.4           Venture will indemnify Intermec for any penalty, damage or costs Intermec may incur due to Venture’s failure to meet its obligations under Article 24.3.

ARTICLE 25 – SPECIAL PROVISIONS RELATING TO SPARE PARTS

25.1           Spare Part availability for each Product will be planned by both parties eg. Tooling maintenance, material life time buy or as advised by suppliers etc so that Spare Parts are available from Venture for a minimum period of [*** Redacted] from Venture’s last delivery of that Product (“Spare Parts Supply Period”) in whatever quantities are required to support both in-warranty and out-of-warranty repair of the Products.

25.2           If both Parties agree that it is appropriate to do so, an end-of-life or last-time buy of Spare Parts may be structured as a consignment in accordance with Article 13.6.

25.3           In the event of a Component EOL during the Spare Parts Supply Period, the Parties will respond in accordance with Article 21.

ARTICLE 26 – CONFIDENTIALITY

26.1           Except as required by law, neither Party will disclose the terms and conditions of this Agreement to any third party without the written consent of the other Party.   The executed Mutual Non-Disclosure Agreement (“NDA“) dated January 23, 2007, and any other NDA(s) executed during the Term, are incorporated herein by reference.

26.2           In the event that a Party is required by applicable securities laws to make a copy of this Agreement or a summary thereof available to the public, that Party will use its best efforts to get government approval to keep [*** Redacted] confidential.  Each Party will give the other Party as much as advance notice as possible of a potential public disclosure of the [*** Redacted] to that the other Party may the steps it deems necessary or appropriate to prevent public disclosure of that information.

ARTICLE 27 – INTELLECTUAL PROPERTY RIGHTS

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

27.1           Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended or will be construed to grant to either Party any right, title or interest in or to any intellectual property right of the other Party.  “Intellectual Property Right” (“IPR”) means, with respect to Products, Components and systems that include such Products or Components, any and all patents (including patent applications, reissues, divisions, continuations and extensions thereof in any jurisdiction), utility models, and registered and unregistered designs, including mask works, copyrights, trade secrets, and every other form of protection afforded by law to inventions, models, designs, works of authorship, databases or technical information and applications therefor.

27.2           Subject to the express licenses referenced or set forth herein, each Party will own all right, title and interest in and to its pre-existing IPRs.  “Pre-Existing IPR” means any IPR which is owned by a Party, existing as of the initial production date of a Product and independently developed by owner without using any IPR owned by the other Party as proven by contemporaneous documents.

27.3           Venture’s obligations under this Article 27 include, but are not limited to Venture’s agreement to obtain and assign to Intermec software licenses from Venture’s software suppliers.

27.4           Subject to the terms and conditions of this Agreement, Intermec hereby grants to Venture a non-exclusive, non-transferable, non-sublicensable, royalty-free license under Pre-Existing IPR which is necessary for the manufacture of the Products and solely for Venture’s use in performing its obligations under this Agreement.

27.5           Venture hereby grants to Intermec OEs and their customers, distributors, resellers and end users a non-exclusive, irrevocable, perpetual, transferable, fully paid-up, worldwide and unlimited right and license under all Venture Pre-existing IPR required to sell, offer to sell, lease, offer to lease and use the Products manufactured by Venture, and under third party IPR which Venture has the right to sublicense for the same purposes to Intermec OEs, and their customers, distributors, resellers and end users.

ARTICLE 28 – INTELLECTUAL PROPERTY INDEMNITIES

28.1           INTERMEC AND VENTURE EACH DISCLAIMS ALL LIABILITY FOR PATENT, COPYRIGHT, TRADEMARK OR OTHER ALLEGED INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES, EXCEPT AS PROVIDED HEREIN.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

28.2           Intermec agrees to defend at its expense any suits against Venture to the extent that such suit is based upon a claim that any design, Specification or modification for a Product provided by Intermec hereunder directly infringes the patent, copyright or other intellectual property right of a third party.  Intermec agrees to pay costs and damages finally awarded against Venture as a result of such suit, provided that Intermec has been notified by Venture, within 10 days of learning of the claim, in writing by facsimile or other electronic transmission, and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given full control, authority, information and assistance necessary to defend or settle such claim.  Intermec will not be liable to indemnify Venture for payment of any damages or costs in any settlement unless Intermec has given its express written consent to such settlement.  Intermec’s indemnity does not extend to any suit based upon any infringement or alleged infringement arising out of:

(i)       The combination of any design furnished by Intermec with other elements;

(ii)       Any Product based on Venture’s specifications or design;

             (iii)       Any design which has been modified by Venture without Intermec’s written consent; or

             (iv)      Any process used by Venture, unless specifically required by Intermec.

28.3           Venture agrees to defend at its expense any suits against Intermec to the extent that such suit is based upon a claim that any Specification, design, modification or manufacturing process for a Product provided by Venture hereunder directly infringes the patent, copyright or other intellectual property right of a third party.  Venture agrees to pay costs and damages finally awarded against Intermec as a result of such suit, provided that Venture has been notified by Intermec, within ten (10) days of learning of the claim, in writing by facsimile or other electronic transmission, and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given full control, authority, information and assistance necessary to defend or settle such claim.  Venture will not be liable to indemnify Intermec for payment of any damages or costs in any settlement unless Venture has given its express written consent to such settlement.  Venture’s indemnity does not extend to any suit based upon any infringement or alleged infringement arising out of Intermec’s Specifications.

28.4           Except as provided in Articles 27 and 28 of this Agreement nothing herein grants to Intermec either directly or by implication, estoppel or otherwise, any license or other right under any IPRs owned or licensed by Venture, including any patents or patent applications owned or licensed by Venture or its Affiliates.

28.5           Venture’s obligations under this Article 28 include, but are not limited to Venture’s agreement to obtain and its assignment to Intermec of patent defense and indemnification rights (equal to those described in this Article 24) from and against Venture’s suppliers of Components included in any Products.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

28.6           Except as provided in Articles 23 and 24 of this Agreement, nothing herein,  grants to Venture either directly or by implication, estoppel or otherwise, any license or other right under any IPRs owned or licensed by Intermec including any patents or patent applications owned or licensed by Intermec or its Affiliates.

ARTICLE 29 --GENERAL INDEMNITIES

29.1   Product Liability.  Intermec or Venture, or both of them, as the case may be, will upon prompt and timely notice defend the other Party against any third party claim, suit, action or demand (“Claim”) arising out of, relating to, or resulting from property damage and/or injury to persons caused by a defect in the Product and compensate the other Party for damages, liabilities and reasonable costs resulting from such Claim as follows:

(i) To the extent a Claim arises from damage to property and/or injury to persons that is attributable to (a) the manufacture of the Products not in conformance with Intermec’s Technology or Specifications, or (b) a defect in the workmanship of Venture, Venture will defend Intermec against such Claim and pay such damages, liabilities and reasonable costs as Intermec may have been ordered to pay to a third party by any competent court or by settlement out of court as a result of such Claim.

(ii) To the extent a Claim arises from damage to property and/or injury to persons that is attributable to a defect attributable to Intermec Specifications or design of the Product, Intermec will defend Venture against such Claim and pay such damages, liabilities and reasonable costs as Venture may have been ordered to pay to a third party by any competent court or by any Intermec-approved settlement out of court as a result of such Claim.

29.2   Epidemic Failure. Venture will indemnify Intermec against all reasonable direct costs and labor costs that Intermec incurs in remediating an Epidemic Failure unless Venture can establish that the Epidemic Failure is caused solely by Intermec’s design or Specification.  Direct costs covered by this indemnity will include any costs associated with determining a root cause analysis as well as costs associated with remediation of Products affected by the Epidemic Failure.  Labor costs covered by this indemnity include any amount attributable to salary of Intermec employees and third party labor costs for the time spent pursuing a root cause analysis or repairing or replacing the affected Products either on or off a customer’s site as well as related expenses such as travel.   While Intermec will endeavour to mitigate the costs associated with remediation or resolution of an Epidemic Failure, this indemnity is not be limited to resolutions that require return of the units to Venture.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

29.3           Intermec will indemnify Venture against all reasonable direct costs and labor costs that Venture incurs in remediating an Epidemic Failure caused by Intermec’s design or Specification.  Direct costs covered by this indemnity will include any costs associated with determining a root cause analysis as well as costs associated with remediation of Products affected by the Epidemic Failure.  Labor costs covered by this indemnity include any amount attributable to salary of Venture employees and third party labor costs for the time spent pursuing a root cause analysis or repairing or replacing the affected Products either on or off a customer’s site as well as related expenses such as travel.   While Venture will endeavour to mitigate the costs associated with remediation or resolution of an Epidemic Failure, this indemnity is not limited to resolutions that require return of the units to Venture.

29.4           The Parties understand and agree that the overall business impact to a customer is a key factor in determining the most reasonable corrective action in the event of an Epidemic Failure.

ARTICLE 30 – LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUSTAINED BY THE OTHER, INCLUDING THOSE DAMAGES ARISING FROM OR MEASURED BY LOST REVENUES OR PROFITS UNDER ITS CONTRACTS WITH THIRD PARTIES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR FOR ANY CLAIM AGAINST CUSTOMER BY ANY OTHER PARTY.

ARTICLE 31 – REPORTING

Venture will provide quarterly reporting, or more often upon request, necessary for Intermec to review Venture’s performance under this Agreement.  Venture will provide the reports in a mutually acceptable format and manner.  The format and manner for reporting will be included in the Repository.

ARTICLE 32 - DOCUMENT REPOSITORY

The Parties will place documentation including but not limited to the ROEs, Customer Need Dates, Intermec’s Routing Guidelines, Intermec’s ISO procedures, reporting formats, quarterly business reviews and other agreed documents in the Repository.  Only authorized representatives may place documents in the Repository and then may only place such documents after written notification to the

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

other Party.  Each Party has fifteen (15) days after receipt of notification that documentation has been placed in the Repository to object to any changes reflected in that documentation.

ARTICLE 33 – FORCE MAJEURE

33.1           Neither Party will be liable in any manner for failure or delay in fulfilment of all or part of this Agreement directly or indirectly owing to any cause or circumstance beyond its control, including, but not limited to, acts of God, governmental order or restrictions, war, war-like conditions, hostilities, sanctions, revolution, riot, looting, strike, lockout, terrorism, plague or other epidemics, fire and flood (“Force Majeure Event”); provided, however, that the affected Party: (a) promptly gives the other Party written notice of such cause, and (b) uses its reasonable best efforts to correct such failure or delay in its fulfilment.

33.2           In any event, the Party affected by the occurrence of a Force Majeure Event will do everything in its power to avoid, eliminate or reduce the causes of delay and will resume the discharge of its obligations as soon as the occurrence concerned has disappeared or abated.

33.3           If the Force Majeure Event affecting one Party’s obligations of this Agreement is anticipated to last for more than thirty (30) days from the date of the notification referred to in paragraph 33.1 above, and the Force Majeure Event is impairing Venture’s ability to provide Product to Intermec, the Disaster Recovery Plan described in paragraph 18.6 will be initiated.  The Parties will negotiate in a good-faith to reduce each Party’s losses from a Force Majeure Event.

ARTICLE 34 – TERMINATION AND EXPIRATION

34.1            If Venture commits any material breach of any material covenant, representation, warranty or agreement herein contained and Venture will have failed to remedy any such material breach within one hundred eighty (180) days after receipt by Venture of written notice thereof by Intermec, Intermec may terminate this Agreement and, at its discretion, terminate all or part of the Purchase Orders in force at the time, simply by sending Venture a registered letter with acknowledgement of delivery to this effect. The said registered letter will indicate the scope of the termination with regard to the Purchase Orders in force at the time and the effective date of termination.

34.2            If Intermec commits any material breach of any material obligation herein contained and Intermec will have failed to remedy any such material breach within one hundred eighty (180) days

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

after receipt by Intermec of written notice thereof by Venture, Venture may terminate this Agreement and, at its discretion, terminate the Purchase Order concerned simply by sending Intermec a registered letter to this effect with request for acknowledgement of delivery, it being understood that the services carried out and the Product supplied will remain payable.

34.3           A Party will provide written notice (the “Notice”) to the other Party immediately upon the occurrence of any insolvency, bankruptcy or liquidation or filing of any application thereof, or other commitment of an affirmative act of insolvency (“Events”).  Either Party will also have the right to terminate this Agreement with immediate effect by giving written notice of termination to the other Party at any time upon or before the later of (i) sixty (60) days after the occurrence of any of the Events with respect to such other Party (unless such event ceases within such period), or (ii) sixty (60) days after receipt of the Notice (unless such event ceases within such period).

34.4           Intermec may terminate this Agreement, or any portion thereof, for convenience upon one hundred eighty (180) days advance written notice to Venture.

34.5           If this Agreement is terminated by Venture or Intermec for material breach, Intermec will be liable for all Components on-hand and on-order as of the effective date of termination, and Venture will invoice Intermec no earlier than sixty (60) days after the effective date of termination, as follows:

(i) Total of the then-current Product price in Venture’s inventory, and

(ii) the total price of work-in-process Products, pricing will be proportional to the stage of completion to the finished Product pricing, and

(iii) Total of Venture’s then-current quoted BOM price for all Components on-hand and on-order procured specifically for Intermec, and,

(iv)  any unamortized investment made by Venture specifically for the manufacture of Products provided that Intermec has agreed to such investment and the appropriate amortization rate in writing prior to the investment being made by Venture.

Notwithstanding the foregoing, Venture will use its best efforts to mitigate the amounts required to be paid by Intermec under this provision.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

34.6           Unless otherwise expressly agreed, the expiration or termination of this Agreement will be without effect on Open Purchase Orders in force on the effective date of the expiration or termination of this Agreement. The provisions of this Agreement will survive to the extent necessary to complete the Performance of such Open Purchase Orders until the last such Purchase Order is terminated or arrives at its expiry date.

34.7           Upon termination or expiration of this Agreement:

(i) Venture will cease all manufacture of Products, excluding Products to be delivered under Purchase Orders issued and accepted prior to the termination date unless otherwise directed by Intermec.

(ii) Venture will return all tooling, fixtures and any other items provided by Intermec or procured by Venture and paid for by Intermec.  Such items will be returned in working condition.  Shipment of such property will be at the expense and risk of Intermec.

34.8           Notwithstanding the foregoing, if this Agreement is terminated or expires for any reason, the Parties will, at Intermec’s option, continue to perform as if the Agreement were still in force for a transition period up to two (2) years after such termination or expiration, provided that Intermec requests such a transition period and specifies the term of such transition in a written notice to Venture prior to such termination or expiration of the Agreement.

ARTICLE 35 – CHANGE OF CONTROL

In the event that a change of control of Venture takes place, Intermec will have the right to terminate this Agreement.  A change of control of Venture will be deemed to occur if more than fifty percent (50%) of the outstanding shares or securities of Venture (representing the right to vote for the election of directors or other managing authority) hereafter becomes owned or controlled, directly or indirectly, by a third party.  If Venture does not have outstanding shares or securities, a change of control will be deemed to occur if more than fifty percent (50%) of its assets are, or an ownership interest representing the right to make decisions for it is acquired by or merged into such a third party. Venture will provide Intermec with written notice of at least ten (10) days after the effective date of a change of control.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

ARTICLE 36 - GENERAL PROVISIONS

36.1           Assignment.    Neither Party will assign this Agreement or any right or interest under this Agreement, nor delegate any obligation to be performed under this Agreement, without the other Party’s prior written consent, which consent will be at such other Party’s sole discretion.  Any other attempted assignment will be void.  Notwithstanding the foregoing, Intermec will have the right, without obtaining the Venture’s consent, to delegate its duties and obligations and/or assign its rights and privileges hereunder in full or in part, to an Affiliate or a legal successor to all or substantially all of Intermec’s business or assets.  In such event, Intermec will promptly notify Venture in writing of any such delegation and/or assignment and such assignment will not affect in any way Venture’s rights hereunder.  The legal successor will be contractually obligated to assume all of Intermec’s obligations.

36.2           Mirror Agreement.   Venture will, upon the request of Intermec, execute a contract with the same terms and conditions as this Agreement directly with any Intermec Affiliate provided such Intermec Affiliate has adequate capitalization.

36.3           Set-Off.  Either Party may, upon written notice to the other, set off any financial obligation to the other Party or any Affiliate of the other Party against any financial obligation owed by the other Party or any Affiliate of the other Party provided that both financial obligations have existed for more than ninety (90) days.

36.4           Intermec has the right, upon reasonable notice, through an independent third party or using its own personnel, during usual business hours and not more than once per year, to audit the records of Venture relating to its labor practices, working conditions, environmental practices and procurement practices.   Venture will assemble in paper and electronic form all documents that may be necessary or desirable for such audit.  Intermec will bear the cost of such audits.

36.5           Applicable Law.  This Agreement and will be governed by and construed and enforced in accordance with the laws of the state of Washington, U.S.A. without regard to its choice of laws or conflict of laws principles.  Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof will be adjudicated only by a court of competent jurisdiction in the state of Washington, U.S.A.

36.6           Notice.  Except otherwise set out in this Agreement, any notification, request, certification or communication sent or made under this Agreement will be effected in writing and delivered by hand, or sent by registered letter with acknowledgement of delivery, or by fax to the address of the Party

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

concerned indicated below, or to any other address which may be indicated in writing to the other Party.

If the notice is sent to Intermec:

Intermec Technologies Corporation

6001 36th Avenue West

Everett, WA 98203

Attn:  Legal Department

FAX:  425-348-2608

If the notice is sent to Venture:

The name, address and fax number may be modified at any time upon fifteen (15) days' notice, in accordance with the provisions of this article. Any notification, formal notice or other communication so sent will be deemed to have been received, in the event of hand delivery, at the moment of hand-over or, in the event of dispatch by post, upon the expiry of a period of seven (7) days of the envelope having been placed in the mail for this purpose or, in the case of dispatch by fax, the date of transmission, provided that the confirmed transmission report is followed by notice by post.

36.7           No Waiver.  Failure by one of the Parties to assert a right or delay in doing so will not be construed as a renunciation or waiver of such right.  Neither Party will be deemed to have waived any right acquired under the terms of this Agreement and/or a Purchase Order unless unless they have signed a written waiver. No failure or successive failures to perform an agreement or any subsequent waiver by a Party will be deemed to make those agreements or terms invalid or null and void or affect the right of the beneficiary Party to have them performed.

36.8           Severability.  In the event that any provision of this Agreement will be held to be invalid or unenforceable, the same will not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

36.9          Independent Contractor.  The Parties will act as independent contractors in the performance of this Agreement.  Neither Party will act as, or be deemed to be, an agent for or partner of the other Party for any purpose whatsoever nor will either Party have the authority to bind the other in any respect.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

36.10         Costs And Attorney's Fees.  In the event of default by either Party to this Agreement, the prevailing Party will be entitled to reimbursement for all costs and expenses, including reasonable attorney's fees, incurred by the prevailing Party in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions or provisions hereof.

36.11         Choice of Language.  The language of this Agreement and correspondence will be English. In the event that this Agreement is translated into other languages, the English version alone will be authoritative.

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date by each of the Parties on its own behalf and on behalf of its Affiliates:

INTERMEC TECHNOLOGIES CORPORATION Signature: /s/ Dennis Faerber	VENTURE CORPORATION LIMITED Signature: /s/ Choon Huat Tan
Name: Dennis Faerber	Name: Choon Huat Tan
Title: Senior Vice President, Global Operations	Title: Executive Director
Date: 12/3/2008	Date: 12/3/2008

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT A
Definitions
In all cases, (i) capitalized terms in the singular include the plural and vice-versa, where the context requires and (ii) the words “day,” “week” or “month” mean respectively calendar day, calendar week or calendar month unless this Agreement specifically stipulates a working day, week or month.

1.1           “2010 Unit Forecast” means a forecast to be prepared by Intermec by December 15, 2009 showing Intermec’s forecast of the Product units likely to be sold by Intermec during 2010.

1.2           “2011 Unit Forecast” means a forecast to be prepared by Intermec by December 15, 2010 showing Intermec’s forecast of the Product units likely to be sold by Intermec during 2011.

1.3           “Acceptance Period” has the meaning set forth in Article 19.4.

1.4           “Affiliate” means a Person that Controls or is Controlled by or is under common Control with another Person.

1.5           “Agreement” means this Manufacturing Services Framework Agreement with its Schedules, if any.

1.6           “Baseline Aggregate Spend has the meaning set forth in Article 6.5.

1.7           [*** Redacted] established by mutual agreement of Venture and Intermec for an [*** Redacted].

1.8           “Baseline Forecast” means Intermec’s forecast of the required number of units of the Products for the First Year.

1.9           [*** Redacted] has the meaning set forth in Article 6.2.

1.10         [*** Redacted] described in Articles 7.4, 8.4 and 9.4.

1.11         “Baseline Product Spend” has the meaning set forth in Article 6.4.

1.12         “Baseline Unit Price” has the meaning set forth in Article 6.2.

1.13          “Bill To Information” means the name, address and telephone number of the Person which should be invoiced for Components, Products or Services pursuant to this Agreement.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

1.14           “BOM” means a Bill of Material which specifies the Components to be used in the manufacture or production of a Product.

1.15           “Claim has the meaning set forth in Article 29.1.

1.16           “Component EOL” has  the meaning set forth in Article 23.1.

1.17           “Components” means raw materials, parts, assemblies, sub-assemblies, and/or software to be incorporated in or loaded into a Product.

1.18           “Current Supplier” means a firm that was supplying a Component for an Existing Product prior to November 1, 2008.

1.19           “Customer Need Date” means the date specified by a customer of an Intermec OE for delivery of Products to that customer’s desired Delivery Location.

1.20           “Delivery Date” means the date specified in a Purchase Order for delivery of a Product to the Person identified in the Ship To Information.

1.21           “Delivery Location” means the address of the Person identified in the Ship To Information.

1.22           “ECN” means engineering change notice.

1.23           “Effective Date” has the meaning set forth in Article 2.2.

1.24           “Epidemic Failure” has the meaning set forth in Article 16.1.

1.25           “Existing Product” means a Product first introduced to the marketplace in commercial quantities by Intermec or its Affiliates on or prior to November 1, 2008.

1.26           “First Year” means the period beginning on January 1, 2009 and continuing through December 31, 2009.
1.27           “First Year Aggregate Spend” has the meaning set forth in Article 7.3.

1.28           “First Year Product Spend” has the meaning set forth in Article 7.2.

1.29           “First Year Unit Price” has the meaning set forth in Article 7.1.

1.30           “Forecast” means the Baseline Forecast and/or Rolling Forecasts.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

1.31           “Force Majeure Event” has the meaning set forth in Article 33.1.

1.32           “Insolvency Event” has the meaning set forth in Article 34.3.

1.33           “Intermec OE” means Intermec or any Intermec Affiliate that issues a Purchase Order to Venture under this Agreement.

1.34           “IQN” means the Intermec Quality Network.

1.35           “IPR” has the meaning set forth in Article 27.1.

1.36           “KPI” means a key performance indicator used as a performance metric.

1.37           “Lead-Time” means the minimum amount of time Venture has to deliver a Product to a transportation firm for delivery to the Delivery Location after Venture receives a Purchase Order from Intermec but not to exceed [*** Redacted].

1.38           “Marking” means attaching, embedding or otherwise including with a Product (i) the trademarks, trade names or logos of Intermec and its Affiliates and (ii) the serial numbers of patents owned or otherwise controlled by Intermec and its Affiliates.

1.39           “Mitigation Efforts” has the meaning set forth in Article 22.2.

1.40           “NDA” has the meaning set forth in Article 26.

1.41           “New ECN” means an ECN released on or after November 1, 2008.

1.42           “New Product” means a Product first introduced to the marketplace in commercial quantities by Intermec or its Affiliates after November 1, 2008.

1.43           “New Supplier” means a firm that supplies a Component for an Existing Product for the first time on or after November 1, 2008.

1.44           “NTF” has the meaning set forth in Article 21.4.

1.45           “Obsolete Inventory” has the meaning set forth in Article 13.3..

1.46           “Open Purchase Order” means a Purchase Order which (i) has been accepted and acknowledged by Venture pursuant to Article 14.2 of this Agreement but (ii) has not yet been

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

 completed in that the Product described in the Purchase Order has not been delivered to a transportation firm or the Services described in the Purchase Order have not been completed.

1.47           “Order Entity (OE)” means any affiliate of Intermec who may place Purchase Orders on its own account subject to the terms of this Agreement.

1.48           "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

1.49           “Pre-Existing IPR” has the meaning set forth in Article 27.2.

1.50           “Product” means a product manufactured or produced by or for Intermec or its Affiliates.

1.51           “Product EOL” has the meaning set forth in Article 22.1.

1.52           “Purchase Order” means a written or electronic document issued by an Intermec OE to Venture that references this Agreement and requests that Venture provide one or more of the Products or Services.

1.53           “Repository” means the location determined by the parties, whether physical or virtual, for the collection of documentation governing or applicable to this Agreement.

1.54           “RMA” has the meaning set forth in Article 21.3.

1.55           “Rolling Forecast” means a forecast of the types and number of units of Products which Intermec believes it will require during the next 12 months.

1.56           “Rules of Engagement (ROE)” means all business processes incorporated into a mutually available location and/or any conduct regularly engaged in by both parties to resolve issues as they arise or otherwise refine the scope of the parties responsibilities.

1.57           “Second Year” means the period beginning on January 1, 2010 and continuing through December 31, 2010.

1.58           “Second Year Aggregate Spend” has the meaning set forth in Article 8.4.

1.59           “Second Year Baseline Spend” has the meaning set forth in Article 8.3

1.60           “Second Year Product Spend” has the meaning set forth in Article 8.2.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

1.61           “Second Year Unit Price” has the meaning set forth in Article 8.1.

1.62           “Services” means Product engineering or manufacturing services.

1.63           “Ship To Information” means the name and address of the Person identified in a Purchase Order for a Product as the Person to whom the Product should be delivered.

1.64           “Shipping Information” means the applicable Incoterms 2000 (e.g., Ex Works) for the shipment and the insurance coverage to be purchased for the Products being shipped.

1.65           “Slow Moving Inventory” has the meaning set forth in Article 13.2.

1.66           “Spare Part” means an unused Component that can be used to replace or upgrade a Component previously incorporated or loaded into a Product.

1.67           “Spare Part Supply Period” has the meaning set forth in Article 25.1.

1.68           “Specifications” means the technical specifications and drawings for the Products supplied by Intermec to Venture.

1.69           “Term” has the meaning set forth in Article 2.2.

1.70           “Third Year” means the period beginning on January 1, 2011 and continuing through December 31, 2011.
1.71           “Third Year Aggregate Spend” has the meaning set forth in Article 9.4.

1.72           “Third Year Baseline Spend” has the meaning set forth in Article 9.3.

1.73           “Third Year Unit Price” has the meaning set forth in Article 9.1.

1.74           “Unit Price” means the Product price established in any contract year.

1.75           “Value Engineering” means any re-engineering or other activity which requires a new ECN and [*** Redacted].

1.76           [*** Redacted] described in Article 11.1.

1.77           “Warranty Period” has the meaning set forth in Article 21.1.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT B

Guaranty

1.  This Guaranty is related to, is to be governed by and is to be interpreted in accordance with the Manufacturing Services Framework Agreement dated as of November 1, 2008 by and between Venture Corporation Limited and Intermec Technologies Corporation (the “Agreement”) which is incorporated by reference herein.

2.  Intermec Technologies Corporation (“Intermec”) irrevocably guarantees to Venture Corporation the obligations of each Intermec Affiliate under the Agreement if such Intermec Affiliate:

(a)  Files any voluntary petition of bankruptcy or any petition for similar relief under any bankruptcy or insolvency law;

(b)  Is the subject of any involuntary petition in bankruptcy or insolvency filed by any third party if such petition is not dismissed within thirty (30) days after the filing date;

(c)  Has a receiver appointed for a third party or any material portion of the property of a third by any court of competent jurisdiction and such receivership has not been dismissed within thirty (30) days from the date of its creation;

(d)  Makes an assignment for the benefit of its creditors;

(e)  Admits in writing its inability to meet its debts as they mature;

(f)  Files for legal dissolution; or

(g)  Otherwise ceases to do business.

INTERMEC TECHNOLOGIES CORPORATION Signature: /s/ Dennis Faerber
Name: Dennis Faerber
Title: Senior Vice President, Global Operations
Date: 12/3/2008

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.